                                                                   Exhibit 10.27



[CONFIDENTIAL TREATMENT REQUESTED] /*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
                                                                    CONFIDENTIAL


                              TERMINATION AGREEMENT



                              ELAN CORPORATION, PLC

                        ELAN PHARMA INTERNATIONAL LIMITED

                        ELAN INTERNATIONAL SERVICES, LTD.


                                 ACUSPHERE, INC.

                                       AND

                              ACUSPHERE NEWCO, LTD

                                      INDEX
                                      -----

CLAUSE 1   DEFINITIONS

CLAUSE 2   TERMINATION OF THE NEWCO AGREEMENTS

CLAUSE 3   REPRESENTATIONS/WARRANTIES/CONFIRMATONS AND INDEMNITIES

CLAUSE 4   INTELLECTUAL PROPERTY

CLAUSE 5   RIGHTS RELATED TO SECURITIES

CLAUSE 6   SALE OF SHARES AND COMPLETION

CLAUSE 7   CONFIDENTIALITY

CLAUSE 8   WAIVER OF ACCRUED RIGHTS / MUTUAL RELEASES

CLAUSE 9   PAYMENTS, REPORTS AND AUDITS

CLAUSE 10  GENERAL

THIS TERMINATION AGREEMENT made this 26 day of September 2002 (this "AGREEMENT")

AMONG:-

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN CORP");

(2) ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL SHANNON");

(3) ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(4) ACUSPHERE, INC. a Delaware corporation having its principal place of business at 500 Arsenal Street, Watertown, Massachusetts, United States of America; and

(5) ACUSPHERE NEWCO, LTD., an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

RECITALS:
--------

A. The Parties entered into various agreements whereby Elan Corp, EPIL Shannon, EIS and JVP established the joint venture company, Newco, and Elan Corp, EPIL Shannon and JVP each licensed certain intellectual property to Newco for a specified field of use. Specifically:

         (i) Elan Corp, EIS, EPIL Shannon, JVP and Newco entered into a Subscription, Joint Development and Operating Agreement dated 30 June 2000 (the "JDOA");

         (ii) Elan Corp, EPIL Shannon and Newco entered into a License Agreement dated 30 June 2000 (the "ELAN LICENSE AGREEMENT");

         (iii) JVP and Newco entered into a License Agreement dated 30 June 2000 (the "JVP LICENSE Agreement"); and

         Newco, JVP and EIS entered into a Registration Rights Agreement with respect to the capital stock of Newco dated 30 June 2000 (the "NEWCO REGISTRATION RIGHTS AGREEMENT").

B. The JDOA, Elan License Agreement, JVP License Agreement and Newco Registration Rights Agreement, are together defined in this Agreement as the "NEWCO AGREEMENTS".

C. The Parties also entered into agreements whereby JVP sold and EIS purchased certain securities of JVP and the Parties agreed to certain matters related to the ownership of such securities. Specifically:

         (i) EIS and JVP entered into a Securities Purchase Agreement dated 30 June 2000 (the "SECURITIES PURCHASE AGREEMENT") providing, in part, for the issuance by JVP to EIS of that certain Convertible Subordinated Promissory Note due June 30, 2006 in the maximum aggregate principal amount of $8,010,000 (the "PROMISSORY NOTE"), 1,232,308 shares of JVP's Series G Non-Voting Convertible Preferred Stock, $.01 par value per share (the "SERIES G PREFERRED STOCK"), and 1,127,819 shares of JVP's Series H Convertible Preferred Stock, $.01 par value per share (the "SERIES H PREFERRED STOCK");

         (ii) JVP and EIS entered into an Exchange Agreement on 30 June 2000 (the "NEWCO EXCHANGE AGREEMENT");

         (iii) JVP, EIS, and other Shareholders as listed therein entered into a Sixth Amended and Restated Investors' Rights Agreement with respect to the capital stock of JVP dated 30 June 2000, which agreement has been amended and restated from time to time thereafter (as amended, the "JVP REGISTRATION RIGHTS AGREEMENT"); and

         (iv) JVP, the Founders (as listed therein) and the Investors (as listed therein and one of whom is EIS) entered into a Fifth Amended and Restated Co-Sale Agreement dated 30 June 2000, which agreement has been amended and restated from time to time thereafter (as amended, the "CO-SALE Agreement").

D. Pursuant to the terms of that certain Assignment and Assumption Agreement and related Bill of Sale each dated as of 1 January 2001 (the "NOTE ASSIGNMENT AGREEMENT"), EIS sold, transferred, assigned and set over all of its right, title and interest in, to and under the Promissory Note (but EIS retained the conversion rights contained therein) to EPIL Shannon.

E. Pursuant to the terms of that certain Assignment and Assumption Agreement and related Bill of Sale each dated as of 15 March 2001 (the "SHARE ASSIGNMENT

         AGREEMENTS"), EIS sold, transferred, assigned and set over all of its right, title and interest in, to and under (i) all of its shares of Series G Preferred Stock and Series H Preferred Stock; (ii) the Newco Exchange Agreement; (iii) the JVP Registration Rights Agreement; (iv) the Co-Sale Agreement; and (v) Sections 3, 4(e), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 (relating to representations, indemnification and sundry clauses) of the Securities Purchase Agreement (without limiting EIS's rights and benefits under the Securities Purchase Agreement or expanding the obligations of JVP thereunder), to ELAN PHARMACEUTICALS INVESTMENT III, LTD. an exempted limited liability company incorporated under the laws of Bermuda ("EPIL III").

F. Pursuant to the terms of that certain Assignment and Assumption Agreement and related Bill of Sale each dated as of 1 July 2002 (the "EPIL III ASSIGNMENT AGREEMENT"), EPIL III sold, transferred, assigned and set over all of its right, title and interest in, to and under (i) all of its shares of Series G Preferred Stock and Series H Preferred Stock; (ii) the Newco Exchange Agreement; (iii) the JVP Registration Rights Agreement; (iv) the Co-Sale Agreement; and (v) Sections 3, 4(e), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 (relating to representations, indemnification and sundry clauses) of the Securities Purchase Agreement (without limiting EIS's rights and benefits under the Securities Purchase Agreement or expanding the obligations of JVP thereunder), to Shelly Bay Holdings, Ltd., ("SHELLY BAY").

G. Pursuant to Clause 2.3 of the JDOA, the parties thereto initially nominated as a Compound, [CONFIDENTIAL TREATMENT REQUESTED] /*/, for administration via the pulmonary route for local effect and controlled release using a Mode of Administration (other than [CONFIDENTIAL TREATMENT REQUESTED] /*/) to treat asthma [CONFIDENTIAL TREATMENT REQUESTED] /*/ (the "FIRST R&D PROGRAM").

         Pursuant to Clause 2.6 of the JDOA, the parties thereto terminated all of Newco's activities in relation to the First R&D Program.

         Pursuant to Clause 2.6 of the JDOA, the parties thereto nominated as a substitute Compound, [CONFIDENTIAL TREATMENT REQUESTED] /*/, for administration via the pulmonary route for local effect and controlled release using a Mode of Administration (other than [CONFIDENTIAL TREATMENT REQUESTED] /*/) to treat asthma [CONFIDENTIAL TREATMENT REQUESTED] /*/ (the "SECOND R&D PROGRAM"). No written agreement was executed by the Parties to give effect to the nomination of the substitute Compound or the commencement of the Second R&D Program.

H. The Parties wish to (i) terminate in full the Newco Agreements as set forth below, (ii) terminate the Securities Purchase Agreement solely as it relates to the Parties and (iii) set forth their agreement in relation to other matters including, inter alia, the transfer of shares by EIS to JVP.


IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1        DEFINITIONS:

         CAPITALISED TERMS USED IN THIS AGREEMENT SHALL HAVE THE SAME MEANINGS ASSIGNED TO THEM IN THE NEWCO AGREEMENTS, UNLESS SUCH TERMS ARE EXPRESSLY DEFINED TO THE CONTRARY IN THIS AGREEMENT.

         "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan Corp, an Elan JV. For the purpose of this definition, (i) "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) Newco shall not be an Affiliate of Elan Corp or EIS. EPIL III is not an Affiliate of Elan Corp.

         "ACUSPHERE [CONFIDENTIAL TREATMENT REQUESTED] /*/ PRODUCT PATENTS" shall mean the patent applications and/or patents, now existing or currently pending and set forth in Schedule 5, together with the patent applications and/or patents hereafter filed or obtained by JVP within six months from the Effective Date which result from inventions discovered pursuant to the Project (such patent applications and patents to be included on Schedule 5 by JVP six months following the Effective Date), and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part (to the extent that there is subject matter claimed in the continuations-in-part developedpursuant to the Project), any foreign counterparts thereof and all patents issuing on any of the foregoing and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, supplemental protection certificates, or extensions thereof, and any foreign counterparts thereof.

         "ACUSPHERE COMPETITOR" shall mean a Person (or Affiliate thereof) which manufactures, markets or sells (or licenses the right to manufacture, market or sell), or actively engages in research and development of, products designed to treat asthma [CONFIDENTIAL TREATMENT REQUESTED] /*/.

         "AGREED COST DEDUCTIONS" shall mean the sum of $3,701,131 and any research and development costs, clinical trial costs, clinical trial manufacturing costs and/or regulatory costs (where such work is carried out by JVP and/or Newco, charged at cost without the addition of any profit margin) incurred by Newco and/or JVP directly related to the development of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product between September 1, 2002 and the Date of Commercialization.

         "BALANCE SHEET" shall mean the unaudited balance sheet of Newco made up to the Balance Sheet Date, as set forth in Schedule 3.4.

         "BALANCE SHEET DATE" shall mean 30 June 2002.

         "[CONFIDENTIAL TREATMENT REQUESTED] /*/ PRODUCT" shall mean a formulation of [CONFIDENTIAL TREATMENT REQUESTED] /*/ for administration via the pulmonary route for local effect and controlled release using a Mode of Administration (other than [CONFIDENTIAL TREATMENT REQUESTED] /*/) to treat asthma [CONFIDENTIAL TREATMENT REQUESTED] /*/ . For the avoidance of doubt, the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product does not comprise, or incorporate in any way, any intellectual property of Elan.

         "[CONFIDENTIAL TREATMENT REQUESTED] /*/ PRODUCT" shall mean a formulation of [CONFIDENTIAL TREATMENT REQUESTED] /*/ for administration via the pulmonary route for local effect and controlled release using a Mode of Administration (other than [CONFIDENTIAL TREATMENT REQUESTED] /*/) to treat asthma [CONFIDENTIAL TREATMENT REQUESTED] /*/, the manufacture, use or sale of which would infringe a valid claim under the Acusphere [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product Patents. For the avoidance of doubt, the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product does not comprise, or incorporate in any way, any intellectual property of Elan.

         "COMMERCIALIZATION AGREEMENT" shall mean:

         (i) any license agreement, research and development agreement, or alternate form of collaboration or commercialisation agreement such as, but not limited to, a co-promotion or co-marketing arrangement to research, develop, import, make, use, offer for sale and/or sell the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product; or

         (ii)     any Disposal Agreement; or

         (ii)     an agreement comprising an option to do any of the foregoing.

         "CPI" shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereof.

         "CPI PERCENTAGE" shall mean a percentage equal to the percentage yearly increase in the CPI as of January 1 of each calendar year.

         "DATE OF COMMERCIALIZATION" shall mean the date of closing by JVP and/or Newco and any third party of a Commercialization Agreement.

         "DEFERRED CONSIDERATION" shall have the meaning set forth in Clause
         6.4.

         "DEFERRED CONSIDERATION PERIOD" shall mean the period commencing on the Effective Date and expiring on a Sub-Territory by Sub-Territory basis:

         (i) on the 15th anniversary of the date of the first commercial sale of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product in the Sub-Territory concerned, provided that in the case of Europe, this 15 year period shall run from the date of the first commercial sale of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product in any of the Major European Markets; or

         (ii) in any Sub-Territory upon the expiration of the life of the last to expire of any Acusphere [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product Patent in that Sub-Territory;

         whichever date is later to occur.

         "DISPOSAL AGREEMENT" shall mean any agreement for the assignment or outright sale or disposition of all of JVP and/or Newco's intellectual property rights in the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product (other than to an Affiliate), but excluding the sale of JVP as a whole (whether by merger, stock sale, consolidation, reorganisation, sale of all or substantially all of its assets or other similar event).

         "EFFECTIVE DATE" shall mean the date of this Agreement.

         "EIS SHARES" shall have the meaning set forth in Clause 3.3.

         "ELAN" shall mean Elan Corp and its Affiliates, including without limitation, EPIL Shannon and EIS.

         "ELAN IMPROVEMENTS" shall mean improvements to the Elan Patents and/or the Elan Know-How, developed (i) by Elan outside the Project, (ii) by Elan, JVP or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of Elan, JVP, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

         "ELAN JV" shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

         "ELAN KNOW-HOW" shall have the meaning set forth in the Elan License Agreement.

         "ELAN PATENTS" shall have the meaning set forth in the Elan License Agreement.

         "ELAN TRADEMARK" shall mean all trade names or trademarks of Elan, registered or unregistered, now existing under applicable law.

         "FDA" shall mean the United States Food and Drug Administration or any other successor agency.

         "FORCE MAJEURE" shall mean causes beyond a Party's reasonable control, including, without limitation, acts of God, fires, strikes, acts of terrorism or war (whether war be declared or not), or intervention of a governmental authority.

         "FTE RATE" shall mean Full Time Equivalent Employee Rate, equaling $250,000 per full time equivalent ("FTE") per year on the Effective Date, an FTE being the equivalent of 1880 hours per year per employee, to be increased on January 1 of each calendar year after the Effective Date by an amount equal to (i) the then current FTE Rate multiplied by
         (ii) the CPI Percentage.

         "INITIAL CONSIDERATION" shall have the meaning set forth in Clause
         6.1.2.

         "IN MARKET" shall mean the sale of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product by Newco and/or JVP to an unaffiliated third party, such as a wholesaler, managed care organization, hospital or pharmacy in the Territory, and shall exclude the transfer pricing of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product by one Affiliate of Newco and/or JVP to another Affiliate of Newco and/or JVP.

         "JVP" shall mean Acusphere, Inc. and its Affiliates.

         "JVP IMPROVEMENTS" shall mean improvements to the JVP Patents and/or the JVP Know-How, developed (i) by JVP outside the Project, (ii) by JVP, Elan or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of JVP, Elan, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

         "JVP KNOW-HOW" shall mean Acusphere Know-How (as such term is defined in the JVP License Agreement).

         "JVP PATENTS" shall mean Acusphere Patents (as such term is defined in the JVP License Agreement).

         "JVP TRADEMARKS" shall mean all trade names or trademarks of JVP, registered or unregistered, now existing under applicable law.

         "MAJOR EUROPEAN MARKETS" shall mean Spain, UK, Germany, Italy and
         France.

         "NDA" shall mean a New Drug Application, or any comparable successor form of application, filed with the FDA, including any supplements or amendments thereto which may be filed.

         "NET MANUFACTURING PROFITS" shall mean any payment realized by JVP or Newco upon the supply or sale of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product to its partner in connection with a Commercialization Agreement in excess of the cost of goods sold for the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product, based on the cost of goods sold calculation set forth in the relevant Commercialization Agreement (if such is contained therein), or in the absence of such a calculation therein, consistent with JVP's cost of goods sold calculation for all similar third party dealings used for the purposes of JVP's audited financial statements, as determined in accordance with generally accepted U.S. accounting principles.

         "NET REVENUES" shall mean:

         (i) all license fees, license option payments (whether in relation to the grant or exercise of any license option), sublicense fees, milestone payments, royalties on sales of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product, and any other kinds of revenue whatsoever received by Newco or JVP in respect of the commercialization of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product; and

         (ii)     any Net Manufacturing Profits realized by Newco or JVP;

         (iii) any consideration received by Newco or JVP in respect under any Disposal Agreement;

         (iv) research and development payments received by Newco or JVP in relation to research and development of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product, where such payments are made other than for reimbursement of direct expenses incurred by Newco or JVP, and where such payments are made other than on the FTE Rate, the aggregate excess over the FTE Rate;

         (v) any premium paid by a subscriber for stock of JVP and/or Newco in connection with any Commercialization Agreement; provided that the premium shall be defined as follows:

                  (1) where JVP and/or Newco is not publicly listed on a recognised stock exchange, the premium paid over the fair market value of such stock as reasonably determined by the board of directors of JVP and/or Newco in good faith and certified in a board resolution, taking into account (i) the most recently or concurrently completed arm's length transaction in which the primary consideration for the stock is cash between the JVP or Newco and an unaffiliated third party that is not part of a strategic investment and the closing of which occurs within the six months preceding or on the date of such calculation, if any),
                         (ii) the general market conditions for private biotech securities, and (iii) the general state of progress in clinical and commercial activities in JVP and/or Newco; or

                  (2) where JVP and/or Newco is publicly listed on a recognised stock exchange, the premium paid over the average closing price of such stock of JVP and/or Newco for the 30 trading day period immediately prior to any such subscription;

         provided that the amounts calculated pursuant to paragraphs (i) to (v) above shall be reduced by:

         (i) deductions in respect of any customs and excise duties or other sales taxes (but (for the avoidance of doubt) not income or corporation tax), directly related to the receipt of revenue by by Newco and/or JVP, as set out above; and

         (ii)     the Agreed Cost Deductions.

         "NET SALES" shall mean that sum determined, in accordance with generally accepted U.S. accounting principles, by deducting the following deductions from the aggregate gross In Market sales proceeds billed for the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product in the Territory by Newco and/or JVP or its Affiliate, as the case may be:

         (i) customs and excise duties or other sales taxes (but (for the avoidance of doubt) not income or corporation tax), directly related to the sale of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product in the Territory which are actually paid by Newco and/or JVP;

         (ii) a discount from the gross sales proceeds to cover such normal costs as are incurred by Newco and/or JVP in respect of industry standard transport, shipping and insurance costs; and industry standard or mandatory discounts or rebates directly related to the sale of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product in the Territory;

         (iii) amounts repaid or credited by Newco and/or JVP consistent with its normal business practices for similar products, by reason of the rejection or return of goods.

         "NEWCO" shall mean Acusphere Newco, Ltd. and its Affiliates.

         "NEWCO INTELLECTUAL PROPERTY" shall mean have the meaning set forth in the JDOA.

         "NEWCO TRADEMARK" shall mean "Acusphere Newco, Ltd."

         "PARTY" shall mean Elan Corp, EPIL Shannon, EIS, JVP or Newco, as the case may be, and "PARTIES" shall mean all such parties together.

         "PRODUCTS" shall mean [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product and [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product.

         "PROJECT" shall have the meaning set forth in the JDOA, and shall include without limitation both the First R&D Program and the Second R&D Program.

         "SECURITIES ACT" shall have the meaning set forth in Clause 3.11.

         "SUB-TERRITORY" shall mean each of North America, Europe and Japan

         "TERRITORY" shall mean all of the Sub-Territories together.

         "UNITED STATES DOLLAR" and "US$" and "$" shall mean the lawful currency of the United States of America.


2        TERMINATION OF THE NEWCO AGREEMENTS

         2.1 Subject to the provisions of Clause 2.2 hereof, the Parties hereby agree to terminate the Newco Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

                  All the provisions of the Newco Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

         2.2 For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows as of the Effective Date:

                  2.2.1 the Management Committee and the R&D Committee (as such terms are defined in the JDOA) shall each be dissolved forthwith with effect from the Effective Date and thereby cease to have any function;

                  2.2.2 the EIS Director, Kevin Insley, and his alternate director, Debra Moore Buryj, holding office with Newco immediately prior to the Effective Date shall resign as directors of Newco;

                  2.2.3 the nominees on the Management Committee of Elan shall be deemed to have been removed from the Management Committee by Elan immediately prior to the dissolution of the Management Committee pursuant to Clause 2.2.1;

                  2.2.4 the nominees on the R&D Committee of Elan shall be deemed to have been removed from the R&D Committee by Elan immediately prior to the dissolution of the Management Committee pursuant to Clause 2.2.1;

                  2.2.5 all rights granted to Newco pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How and the Elan Improvements shall terminate forthwith;

                  2.2.6 with effect from the Effective Date, neither JVP nor Newco shall have any rights in or to the Elan Patents, the Elan Know-How and/or the Elan Improvements and/or any other patents, know-how or any other intellectual property rights whatsoever of Elan;

                  2.2.7 with effect from the Effective Date, Elan shall not have any rights in or to the JVP Patents, the JVP Know-How and/or the JVP Improvements and/or any other patents, know-how or any other intellectual property rights whatsoever of JVP;

                  2.2.8 Elan shall terminate or shall cause to be terminated any and all research and development work being conducted in connection with or pursuant to any Research and Development Program of Newco, the Newco Agreements, or otherwise on behalf of Newco;

                  2.2.9 the Parties shall terminate or cause to be terminated all technical services and assistance (if any) being conducted in connection with the Newco Agreements;

                  2.2.10 none of the Parties shall have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Newco;

                  2.2.11 Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in Newco or JVP whether relating to the Project, the achievement of any objectives set forth therein or otherwise.

         2.3 Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the Newco Agreements, and any amounts shown as owing by Newco to Elan and/or JVP on the Balance Sheet as of the Balance Sheet Date are, as of the Effective Date, hereby deemed forgiven and extinguished in all respects by Elan and/or JVP respectively.

                  For the avoidance of doubt, the Parties acknowledge that Newco is liable to pay any fees which are due and owing to Codan Corporate Administrative Services upon the Effective Date and which are disclosed on Schedule 2.3, or which become due and owing thereafter.

                  For the avoidance of doubt, this Clause 2.3 does not in any way negate or affect the provisions of Clause 6.4 (which relates to the Deferred Consideration).


3        REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

         3.1      SUB-LICENSES:

                  Each of the Parties acknowledges and agrees that Newco has not granted any sub-licenses or any other rights of any nature to any third parties relating to intellectual property rights held by Newco pursuant to the Elan License Agreement or the JVP License Agreement.

         3.2      JVP SHARES:

                  JVP represents and warrants to the other Parties that it is the legal and beneficial owner of (i) 6,000 Common Shares (as defined in the JDOA) and (ii) 3,612 Preferred Shares (as defined in the JDOA).


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

         3.3      EIS SHARES:

                  EIS represents and warrants to the other Parties that it is the legal and beneficial owner of 2,388 Preferred Shares (the "EIS SHARES").

         3.4      BALANCE SHEET:

                  JVP represents and warrants to the other Parties that, to JVP's knowledge, the Balance Sheet is accurate and that, since the Balance Sheet Date, there has been no material adverse change in the financial position or prospects of Newco.

                  JVP represents and warrants to the other Parties that, to JVP's knowledge, as of the Effective Date, there are no other creditors of Newco other than as described in the Balance Sheet.

         3.5      THIRD PARTY AGREEMENTS / ORDERS / CLAIMS:

                  3.5.1 Each of the Parties represents and warrants to the other Parties that, as of the Effective Date, to its actual knowledge, Newco is not a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

                  3.5.2 JVP represents and warrants to the other Parties that, to its actual knowledge, Newco is not a party to, or bound by, or is a third party beneficiary of any agreement with any third party ("NEWCO THIRD PARTY AGREEMENT(s)").

                           For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties agree that the indemnity in Clause 3.8.1 shall extend to any claims, losses, liabilities or damages arising from such Newco Third Party Agreements, in the event that the representation and warranty in Clause 3.5.2 were to be inaccurate..

                  3.5.3 Each of the Parties represents and warrants to the other Parties that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against Newco.

         3.6      REGULATORY APPLICATIONS:

                  Each of the Parties represents and warrants to the other Parties that, to its actual knowledge, prior to and as of the Effective Date, no regulatory applications have been filed by Newco or by any Party with any government authority in any part of the world for any of the Products,

                  Newco Intellectual Property, or otherwise howsoever in relation to the Project.

         3.7      EXCLUSION OF WARRANTIES / LIABILITY:

                  WITH REFERENCE TO THE TRANSFER BY EIS TO JVP OF THE EIS SHARES AS PROVIDED BY CLAUSE 6 ON THE EFFECTIVE DATE (BUT WITHOUT PREJUDICE TO EIS' REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE HEREIN, INCLUDING WITHOUT LIMITATION EIS' REPRESENTATION AND WARRANTY UNDER CLAUSE 3.3 HEREOF AS TO ITS LEGAL AND BENEFICIAL OWNERSHIP OF THE EIS SHARES AND ITS OBLIGATION UNDER CLAUSE 6.1.1 HEREOF TO TRANSFER THE EIS SHARES TO JVP FREE FROM ALL LIENS, CHARGES AND ENCUMBRANCES), THE PARTIES ACKNOWLEDGE AND AGREE THAT EIS AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY OF ANY NATURE TO JVP OR ANY OTHER PERSON IN RELATION TO NEWCO OR ANY OF ITS AFFAIRS PAST, PRESENT OR FUTURE.

                  JVP ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT IN RELIANCE EXCLUSIVELY ON ITS OWN BUSINESS JUDGEMENT, THE INFORMATION WHICH HAS BEEN AVAILABLE TO IT AS A SHAREHOLDER OF NEWCO AND OTHERWISE AND ON THE DUE DILIGENCE IT HAS CARRIED OUT IN RELATION TO NEWCO.

                  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASSIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.


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

         3.8      INDEMNITY BY JVP ON ACTIVITIES OF NEWCO:

                  3.8.1 JVP hereby agrees to indemnify and hold harmless Elan Corp, EIS and their respective Affiliates, officers, directors, agents, representatives, employees and shareholders, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a member of the Management Committee or the R&D Committee (each such person or entity referred to as an "INDEMNIFIED PARTY") against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) reasonably incurred or sustained by such Indemnified Party arising in relation to any claim or proceedings made by third parties against an Indemnified Party which relate in any way to the activities of Newco, past present or future, including without limitation, claims arising with respect to the conduct of clinical trials (if any) by Newco, or by JVP or any other person or entity on behalf of Newco whether in connection with the Project or otherwise.

                  3.8.2 For the avoidance of doubt and without prejudice to the generality of Clause 3.8.1, JVP shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) which are reasonably incurred and which may arise in relation to any claim or proceedings made by third parties against Elan Corp or any of its Affiliates alleging infringement or other unauthorised use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of any of the Products and the Newco Intellectual Property.

                  3.8.3 For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties acknowledge that a Phase 1 PK Analysis Clinical Trial was carried out by the JVP on behalf of Newco with respect to the development of the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product and agree that the indemnity in Clause
                           3.8.1 shall extend to any claims, losses, liabilities or damages arising from such Phase 1 PK Analysis Clinical Trial.

                  3.8.4 Prior to or upon the Effective Date, JVP shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverages (the "POLICIES") which it holds in respect of the Phase 1 PK Analysis Clinical Trial referred to in Clause 3.8.3.

                  3.8.5 Each of the Parties represents and warrants that, to its actual knowledge, no clinical trials were carried out with respect to the development of the [CONFIDENTIAL TREATMENT REQUESTED] /*/.

                  3.8.6 Any Indemnified Party seeking indemnification pursuant to this Clause 3.8 from or against the assertion of any claim by a third person (an "INDEMNIFICATION CLAIM") shall give prompt notice to JVP; provided, however, that failure to give prompt notice shall not relieve JVP of any liability hereunder (except to the extent JVP has suffered actual material prejudice by such failure).

                  3.8.7 Within thirty (30) days of receipt of notice from the Indemnified Party pursuant to Clause 3.8.6, JVP shall have the right exercisable by written notice to the Indemnified Party to assume the defense of an Indemnification Claim. If JVP assumes such defense, JVP may select counsel to handle such defense. If JVP does not assume the defense of any Indemnification Claim in accordance with this Clause 3.8.7, then, upon ten (10) days' written notice to JVP, the Indemnified Party may assume the defense of the Indemnification Claim. In such event, the Indemnified Party shall be entitled under this Clause 3.8.7 as part of its damages to indemnification for the costs of such defense.

                  3.8.8 If JVP has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnified Party and JVP would present a conflict of interest, then the Indemnified Party may select its own counsel to represent the Indemnified Party in the defense of the matter and the costs of such defense shall be borne by JVP. JVP shall be entitled to continue to handle its own representation in such matter through its own counsel.

                  3.8.9 The party controlling the defense of an Indemnification Claim shall have the right to consent to the entry of judgement with respect to, or otherwise settle, the Indemnification Claim with the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  3.8.10 JVP or the Indemnified Party, as the case may be, shall cooperate in the defense or prosecution of any Indemnification Claim. JVP or the Indemnified Party, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Indemnification Claim.

                  3.8.11 FOR THE AVOIDANCE OF DOUBT, THE SOLE AND EXCLUSIVE OBLIGATION OF JVP TO THE INDEMNIFIED PARTY FOR INDEMNIFICATION CLAIMS ARISING UNDER THIS CLAUSE 3.8 OR CLAUSE 3.5.2 SHALL BE LIMITED TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS CLAUSE 3.8.

         3.9      ORGANIZATION AND AUTHORITY:

                  Each of the Parties represents and warrants to the other Parties that it is a corporation duly organised and validly existing under the laws of its jurisdiction of organisation and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         3.10     APPROVALS:

                  Except as set forth in Clause 6.3, each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by ("APPROVAL"), or any notification of or filing with ("FILING"), any person or entity (governmental or otherwse) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

         3.11     NO CONFLICTS:

                  Each of the Parties represents and warrants to the other Parties that, as of the Effective Date, the execution, delivery and performance by such Party of this Agreement, and the compliance with the provisions hereof by such Party, will not:

                  3.11.1 violate any provision of applicable law, statute, rule or regulation applicable to such Party or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Party or any of its properties or assets;

                  3.11.2 conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default, or give rise to any right of termination, cancellation or acceleration under the charter or organizational documents of such Party or any contract to which such Party is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on such Party.

         3.12     INVESTMENT REPRESENTATIONS:

                  JVP hereby represents and warrants to the other Parties that, as of the Effective Date, (i) it is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco, (ii) it has not been formed solely for the purpose of making this investment and is acquiring the EIS Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, , (iii) it understands that the EIS Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein and (iv) it understands that no public market now exists for any of the EIS Shares and that there is no assurance that a public market will ever exist for such shares.

         3.13     TRADEMARK APPLICATIONS:

                  Each of the Parties represents and warrants to the other Parties that, to its actual knowledge, Newco has not filed for any trademark protection or has not adopted any new trademark, apart from the Newco Trademark, in connection with Newco's business or any product or service provided thereunder.

         3.14     ACUSPHERE [CONFIDENTIAL TREATMENT REQUESTED] /*/ PRODUCT
                  PATENTS:

                  JVP hereby represents and warrants to Elan that JVP has provided full and accurate disclosure in Schedule 5 of all patents and patent applications filed or pending by JVP on the Effective Date which cover the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product.

         3.15     REPRESENTATIONS AND WARRANTIES AS OF THE EFFECTIVE DATE:

                  Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.


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

4        INTELLECTUAL PROPERTY

         4.1      OWNERSHIP:

                  On and following the Effective Date:

                  4.1.1 For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and/ or the Elan Trademarks shall remain the sole and exclusive property of Elan.

                           Elan confirms that no Elan Improvements were developed pursuant to the Project, or otherwise pursuant to the Newco Agreements.

                  4.1.2 For the avoidance of doubt, the JVP Patents, the JVP Know-How, the JVP Improvements and/or the JVP Trademarks shall remain the sole and exclusive property of JVP.

                  4.1.3 All Newco Intellectual Property shall remain the sole and exclusive property of Newco.

                  4.1.4 A full list of the JVP Improvements and/or the Newco Intellectual Property developed pursuant to the Project, or otherwise pursuant to the Newco Agreements is set forth in Schedule 4.1.

         4.2 For the avoidance of doubt, to the extent that Elan may have any right to any intellectual property rights listed in
                  Schedule 4.1, Elan hereby assigns such intellectual property rights to JVP on the Effective Date.


5        RIGHTS RELATED TO SECURITIES

         5.1 The Parties hereby agree to terminate the Securities Purchase Agreement as between the parties, including without limitation, those provisions expressly stated to survive termination, with effect from the Effective Date.

         5.2 The Parties hereby agree to terminate and cancel the Promissory Note, with effect from the Effective Date.

         5.3 All the provisions of the Securities Purchase Agreement as between the Parties and the Promissory Note shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

         5.4 Notwithstanding Clauses 5.1, 5.2 and 5.3 hereof, the Parties acknowledge that Shelly Bay has the right, title and interest in, to and under (i) the 2,517,448 shares of common stock of JVP issued upon conversion of the

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

                  shares of Series G Preferred Stock and Series H Preferred Stock transferred thereto (including the payment of paid-in-kind dividends issuable in connection with such conversion); (ii) the Newco Exchange Agreement; (iii) the JVP Registration Rights Agreement; (iv) the Co-Sale Agreement; and
                  (v) Sections 3, 4(e), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and
                  17 (relating to representations, indemnification and sundry clauses) of the Securities Purchase Agreement.

         5.5 For the avoidance of doubt, Elan hereby represents and warrants to the other Parties that it has assigned any and all rights in or under the Newco Exchange Agreement to EPIL III and that EPIL III has assigned any and all rights in or under the Newco Exchange Agreement to Shelly Bay. The Parties hereby acknowledge that JVP and Shelly Bay have terminated the Newco Exchange Agreement as of the Effective Date pursuant to an agreement between Shelly Bay and JVP. Accordingly, neither Elan nor EPIL III and, to Elan's knowledge, neither Shelly Bay nor any other party has any right, title or interest in or under the Newco Exchange Agreement.


6        SALE OF SHARES AND COMPLETION

         6.1      Subject to the terms of this Agreement:

                  6.1.1 EIS shall sell as legal and beneficial owner and JVP shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, the EIS Shares;

                  6.1.2 the EIS Shares will be sold by EIS to JVP for a total initial consideration of $10 (the "INITIAL CONSIDERATION") and the Deferred Consideration.

         6.2 On the Effective Date, Elan and JVP shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors and shareholders meetings of Newco, or such other meetings, as appropriate:

                  6.2.1 the delivery by EIS to JVP of a stock transfer form in respect of the EIS Shares duly executed by EIS in favour of JVP or as it may direct together with the related share certificates;

                  6.2.2    the payment by JVP to EIS of the Initial
                           Consideration;

                  6.2.3 the transfer to JVP (or as it may direct) of the share register, and all books and records of Newco in the possession of Elan (including any minute books and any company seal(s));


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

                  6.2.4 the change of the registered office of Newco from Clarendon House, 2 Church St., Hamilton, Bermuda;

                  6.2.5 the resignation of the EIS Director on Newco's Board of Directors and any alternate director of the EIS Director as provided in Clause 2.2.2;

                  6.2.6    the adoption of new Bye-Laws of Newco;

                  6.2.7 the modification, as appropriate, by board resolutions of Newco of matters such as the removal of EIS as book keepers for Newco, the removal of EIS representatives as authorised signatories of Newco's bank account, the resignation of the Company Secretary and any other related matters whatsoever;

                  6.2.8    any other steps required by this Agreement.

         6.3 JVP shall, prior to or on the Effective Date, notify the Bermuda Monetary Authority of the transfer of the EIS Shares.

         6.4      DEFERRED CONSIDERATION:

                  In consideration of the sale by EIS to JVP of the EIS Shares under Clause 6.1, JVP and its Affiliates (excluding Newco) shall be jointly and severally liable to pay to EIS as deferred consideration ("DEFERRED CONSIDERATION"):

                  6.4.1 if Newco and/or JVP sells the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product In Market, 1% of Net Sales during the Deferred Consideration Period; or

                  6.4.2 if Newco and/or JVP enters into a Commercialization Agreement with any third party, 8% of Net Revenues in the Territory during the Deferred Consideration Period.


7        CONFIDENTIALITY

         7.1      CONFIDENTIALITY:

         7.1.1 The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

                  The foregoing together with the terms of this Agreement shall be referred to collectively as "ADDITIONAL CONFIDENTIAL INFORMATION".

                  The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Newco Agreements.

                  Together Additional Confidential Information and Confidential Information shall be referred to collectively as "PROPRIETARY INFORMATION".

         7.1.2 Save as otherwise specifically provided herein, and subject to Clause 7.2 and 7.3, each Party shall disclose Proprietary Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement, and not to any other third party.

                  Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

                  Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by the other Party.

                  Each Party shall promptly, upon request of the other Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such other Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

         7.1.3 Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself.

         7.1.4    Proprietary Information shall be deemed not to include:

                  (1)      information which is in the public domain;

                  (2) information which is made public through no breach of this Agreement;

                  (3) information which is independently developed by a Party, as evidenced by such Party's records;

                  (4) information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the other Party, which source did not acquire this information on a confidential basis.

         7.1.5 The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement; provided, however, that, with respect to any Proprietary Information which remains a "trade secret" under applicable law, the provisions relating to confidentiality in this Clause 7 with respect thereto shall survive for so long as such information so remains a "trade secret".

         7.1.6 The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein.

                  The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

         7.2      ANNOUNCEMENTS:

         7.2.1 Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Party or Parties.

                  The terms of any such announcement shall be agreed in good faith by the Parties.

                  Upon execution of this Agreement, JVP may issue a press release in the form attached hereto as Schedule 7.2.1, and thereafter the Parties shall be permitted to make public statements consistent with the content of such release.

         7.3      REQUIRED DISCLOSURES:

         7.3.1 A Party (the "DISCLOSING PARTY") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

                  (1)      a valid order of a court or governmental authority;
                           or

                  (2) any other requirement of law or any securities or stock exchange (including, without limitation, the Securities Act);

                  provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Party or Parties prompt notice of such fact to enable the other Party or Parties, if it (or they) so choose, to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

                  The Disclosing Party shall fully co-operate with the other Party or Parties in connection with that other Party's or Parties' efforts to obtain any such order or other remedy.

                  If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

         7.3.2 Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a potential third party purchaser in connection with Clause 10.2.1(2); or to any potential third party investor(s) or lender(s) in the course of any financing by any Party ; and EIS (and/or any Affiliate) shall also be entitled to so provide in connection with Clause 10.2.2; and JVP and/or Newco shall also be entitled to so provide to any potential third party to any Commercialization Agreement PROVIDED THAT the relevant third party purchaser, investor, lender, assignee, or potential third party to any Commercialization Agreement has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.

                  Notwithstanding anything to the contrary contained herein, the existence, subject matter and terms of this Agreement may be disclosed on a non-
                           confidential basis if in connection with a public offering of JVP's equity securities.


8        WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

         8.1 With effect from the Effective Date, each Party and each of its Affiliates ("RELEASOR"):-

                  8.1.1 waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities ("RELEASEES"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Newco Agreements; and

                  8.1.2 fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Newco Agreements.

         8.2 For the avoidance of doubt the provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.8.1 (Indemnity by JVP on future activities of Newco) and/or Clause
                  6.4 (Deferred Consideration)).


9        PAYMENTS, REPORTS AND AUDITS

9.1 With reference to Clause 6.4, Newco and/or JVP shall keep true and accurate records of Net Revenues or Net Sales and any deductibles made in calculating same for a period of three (3) years following the calendar quarter (or any part thereof) in which such Net Revenues or Net Sales occurred. Where Newco and/or JVP has Net Revenues or Net Sales, Newco and/or JVP shall deliver to EIS a written statement (the "STATEMENT") thereof within 45 days following the end of each calendar quarter (or any part thereof) in which such Net Revenues or Net Sales occurred. The financial officers of EIS and Newco and/or JVP shall agree upon the precise format of the Statement.

9.2 Payments due on Net Revenues or Net Sales on sales amounts in a currency other than US Dollars shall first be calculated in the foreign currency and then converted to US Dollars on the basis of the exchange rate in effect for the purchase of US Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) on the last business day of the calendar quarter in which such Net Revenues or Net Sales occurred.

9.3 Any income or other taxes which JVP and/or its Affiliates (excluding Newco) is required by law to pay or withhold on behalf of EIS with respect to such Net Revenues or Net Sales payments under this Agreement shall be deducted from the amount of such Net Revenues or Net Sales payments. JVP and/or its Affiliates (excluding Newco) shall furnish EIS as part of the Statement an accounting of any such payments. JVP and/or its Affiliates (excluding Newco) shall promptly provide EIS, upon request, with a certificate or other documentary evidence to enable EIS to seek a refund or a foreign tax credit with respect to any such tax so withheld or deducted by JVP and/or its Affiliates (excluding Newco). The parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable JVP and/or its Affiliates (excluding Newco) to make such payments to EIS without any deduction or withholding.

9.4 Payment of monies hereunder shall be made by JVP and/or its Affiliates (excluding Newco) to EIS within 45 days of the Statement.

         All payments due hereunder shall be made in U.S. Dollars.

9.5 All payments due hereunder shall be made to the designated bank account of EIS in accordance with such timely written instructions as EIS shall from time to time provide.

9.6 Without prejudice to EIS's other remedies hereunder, JVP and/or its Affiliates (excluding Newco) shall pay interest to EIS on sums not paid to EIS on the date on which payment should have been made pursuant to the applicable provisions of this Agreement ("DUE DATE") over the period from the Due Date until the date of actual payment (both before and after judgement) at the Prime Rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office on the Due Date (or next to occur business day, if such date is not a business day) plus 3%, such interest to be payable on demand from time to time and compounded quarterly.

9.7 For the 180 day period following the close of each calendar year of the Agreement, JVP and/or its Affiliates (excluding Newco) will, in the event that EIS reasonably requests such access, provide independent certified accountants selected by EIS

         (other than independent certified accountants of record) (reasonably acceptable to JVP and/or its Affiliates (excluding Newco)) with access, during regular business hours and subject to the confidentiality provisions as contained in this Agreement, to JVP's and/or its Affiliates' (excluding Newco) books and records solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended.

         In addition, the independent certified accounts performing the inspection shall execute a confidentiality agreement reasonably acceptable to JVP, EIS and such accounting firm which shall limit the disclosure to EIS of confidential information disclosed to such accounting firm while performing such inspection solely to such information as is reasonably necessary to determine if JVP has complied with this Agreement, or if not, the amount and manner of any deficiency or surplus for the period reviewed.

9.8 Any such inspection of JVP's records shall be at the expense of EIS, except that if any such inspection reveals a deficiency in the amount of the Deferred Consideration actually paid to EIS hereunder in any calendar year quarter of five percent (5.0%) or more of the amount of any Deferred Consideration actually due to EIS hereunder, then the expense of such inspection shall be borne solely by JVP. If such inspection reveals a surplus in the amount of Deferred Consideration actually paid to EIS by JVP, EIS shall promptly reimburse JVP the surplus without interest.

9.9 JVP and/or Newco shall, promptly following the execution of any Commercialisation Agreement (and any subsequent amendment thereto), provide Elan with a copy of the financial provisions and any other relevant terms of such Commercialisation Agreement.

9.10 In the event that JVP and/or Newco shall enter into any Commercialisation Agreement with any third party, together with other products of JVP and/or Newco by the method commonly known in the pharmaceutical industry as "bundling" and the price attributable to the [CONFIDENTIAL TREATMENT REQUESTED] /*/ Product is less than the average price which would have been attributable thereto on an "arms length" basis, the Net Sales or Net Revenues attributable thereto hereunder shall be adjusted by the Parties to reflect an average price on an "arms length" basis.

10       GENERAL

10.1     GOVERNING LAW AND JURISDICTION:

         10.1.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principles under the laws of the State of New York.

         10.1.2 For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

10.2     ASSIGNMENT

         10.2.1 Subject to Clause 10.2.2 and Clause 10.2.3, this Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

                  (1) may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

                  (2) may assign its rights and obligations to a successor (whether by merger, stock sale, consolidation, reorganisation or other similar event) or purchaser of all or substantially all of its assets relating to such Party's technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party's rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

         10.2.2 EIS (and/or any Affiliate) shall be entitled to assign the rights of EIS (or any Affiliate) to the Deferred Consideration under Clause 6.4 and Clause 9 to any third party other than an Acusphere Competitor without the consent of any other Party hereto. EIS (and/or any Affiliate) shall promptly notify the other Parties hereto of any such assignment identifying the assignee, provided, however, that any payment of Deferred Consideration by JVP to EIS (in accordance with the terms of this Agreement) prior to the receipt of any such notice by JVP hereunder shall constitute a good discharge of such payment obligation against the assignee.

10.3     NOTICES

         10.3.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

                  If to Newco at:

                  Acusphere Newco, Ltd.,
                  c/o Acusphere, Inc
                  500 Arsenal Street
                  Watertown, MA 02472
                  Attn: Chief Executive Officer

                  Telephone         617-648-8800
                  Fax:              617-926-4750
                  Appleby Spurling & Kempe
                  Cedar House
                  41 Cedar Avenue
                  Hamilton
                  HM 12
                  Bermuda

                  Attention: Judith Collis

                  Telephone:        441-298-3211
                  Fax:              441-298-3475

                  with a copy to JVP at:

                  Acusphere, Inc
                  500 Arsenal Street
                  Watertown, MA 02472
                  Attn: Chief Executive Officer

                  Telephone         617-648-8800
                  Fax:              617-926-4750

                  If to JVP at:

                  Acusphere, Inc
                  500 Arsenal Street
                  Watertown, MA 02472
                  Attn: Chief Executive Officer

                  Telephone         617-648-8800
                  Fax:              617-926-4750

                  with a copy to:
                  Lawrence S. Wittenberg
                  Testa, Hurwitz & Thibeault, LLP

                  123 High Street
                  Boston, Massachusetts 02110

                  Telephone:        617-248-7000
                  Fax:              617-248-7100

                  If to Elan, EIS, and/or EPIL Shannon at:

                  Elan Corporation, plc
                  Elan Pharma International Limited
                  Elan International Services, Ltd.
                  C/o Elan International Services, Ltd.
                  102 St. James Court
                  Flatts,
                  Smiths FL04
                  Bermuda
                  Attention:        Secretary
                  Telephone:        441 292 9169
                  Fax:              441 292 2224

                  or to such other address(es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

         10.3.2 Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt. Notice of change of address shall be effective upon receipt.

10.4     WAIVER

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

10.5     SEVERABILITY

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         10.5.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

         10.5.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

10.6     FURTHER ASSURANCES

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

10.7     SUCCESSORS

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.8     AMENDMENTS

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

10.9     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

10.10    COSTS

         Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

10.11    FORCE MAJEURE:

         Neither Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

10.12    RELATIONSHIP OF THE PARTIES:

         The Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of any other Party.

         No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, any other Party, or to bind any other Party in any respect whatsoever.

10.13    ENTIRE AGREEMENT:

         10.13.1 This Agreement sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

         10.13.2 No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

10.14    TAX RETURNS:

         JVP shall prepare and file all future tax returns for Newco, making any elections it deems necessary or appropriate.

                                  SCHEDULE 2.3

            Codan Services Invoice 4156759 in the amount of $4745.20

                                  SCHEDULE 3.4

                                  BALANCE SHEET

                                  SCHEDULE 4.1

                 JVP IMPROVEMENTS / NEWCO INTELLECTUAL PROPERTY

o        [CONFIDENTIAL TREATMENT REQUESTED] /*/

o        [CONFIDENTIAL TREATMENT REQUESTED] /*/

o        [CONFIDENTIAL TREATMENT REQUESTED] /*/

o        [CONFIDENTIAL TREATMENT REQUESTED] /*/

                                   SCHEDULE 5

        ACUSPHERE [CONFIDENTIAL TREATMENT REQUESTED] /*/ PRODUCT PATENTS

[CONFIDENTIAL TREATMENT REQUESTED] /*/

[CONFIDENTIAL TREATMENT REQUESTED] /*/

[CONFIDENTIAL TREATMENT REQUESTED] /*/

IN WITNESS WHEREOF the Parties have executed this Agreement.


SIGNED


BY:   /s/ Debbie Buryj
      ------------------------------------
for and on behalf of
ELAN CORPORATION, PLC


SIGNED


BY:   /s/ Debbie Buryj
      ------------------------------------
for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED


SIGNED


BY:   /s/ illegible signature
      ------------------------------------
for and on behalf of
ELAN INTERNATIONAL SERVICES, LTD.



SIGNED


BY:   /s/ Sherri C. Oberg
      ------------------------------------
for and on behalf of
ACUSPHERE NEWCO, LTD.



SIGNED


BY:   /s/ Sherri C. Oberg
      ------------------------------------
for and on behalf of
ACUSPHERE, INC.